EXHIBIT 10.4

BUILD-A-BEAR WORKSHOP, INC.
2004 ASSOCIATE STOCK PURCHASE PLAN

     The following constitutes the provisions of the Build-A-Bear Workshop, Inc. 2004 Associate Stock Purchase Plan, the terms and conditions of which are modified with respect to the Initial Offering Period as provided in Section 27.

1. Purpose. The purpose of the Plan is to provide certain associates of the Company with an opportunity to purchase Common Stock through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2. Definitions.

          (a) “Associate” shall mean any individual (i) who is an employee of an Employer for tax purposes, (ii) whose customary employment with such Employer is at least twenty (20) hours per week and more than five (5) months in any calendar year and (iii) who, as of the Enrollment Date, has been employed by such Employer for at least six (6) months. The Company shall determine whether an individual’s customary employment with the Company is at least twenty (20) hours per week, to the extent permitted by law, based on whether the individual was employed for an average of at least twenty (20) hours per week in the six month period ending on or before the Enrollment Date. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by such Employer and meeting the requirements of Treasury Regulation Section 1.421-7(h)(2). Where the period of leave exceeds 90 days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave. An individual who is an Associate on an Enrollment Date will continue to be an Associate under the Plan thereafter, provided that he or she remains an employee of an Employer for tax purposes, and, following any termination of employment of such individual, he or she will immediately become an Associate again upon his or her rehire as an employee of an Employer for tax purposes.

          (b) “Board” shall mean the Board of Directors of Build-A-Bear Workshop, Inc.

          (c) “Code” shall mean the Internal Revenue Code of 1986, as amended.

          (d) “Common Stock” shall mean the common stock of Build-A-Bear Workshop, Inc.

          (e) “Company” shall mean Build-A-Bear Workshop, Inc. and any Designated Subsidiary.

          (f) “Compensation” shall mean all cash compensation reportable on Form W-2, including without limitation base straight time gross earnings, sales commissions, payments for overtime, shift premiums, incentive compensation, incentive payments and bonuses (but not relocation payments or amounts paid as other than customary wages and determined in the sole discretion of the Board to be a “special bonus”), plus any amounts contributed by the Participant to any Company 401(k) Plan from compensation paid to the Participant by the Company.

          (g) “Designated Subsidiary” shall mean any Subsidiary that has been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

          (h) “Disqualifying Disposition Period” shall mean the period ending on the later of (i) two (2) years after the Enrollment Date of the Offering Period in which applicable shares were purchased or (ii) one (1) year after the Exercise Date on which such shares were purchased.

          (i) “Effective Date” shall mean the date the Plan becomes effective as described in Section 23.

          (j) “Employer” shall mean Build-A-Bear Workshop, Inc. or a Designated Subsidiary, as applicable.

          (k) “Enrollment Date” shall mean the first Trading Day of each Offering Period.

          (l) “Exercise Date” shall mean the last Trading Day of each Offering Period.

          (m) “Fair Market Value” shall mean, as of any date, the value of Common Stock determined as follows:

               (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq Small Cap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

               (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock prior to the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

               (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

          (n) “Initial Offering Period” shall have the meaning ascribed thereto in Section 27.

          (o) “Offering Periods” shall mean the periods of approximately three (3) months during which an option granted pursuant to the Plan may be exercised as described more fully in Section 4.

          (p) “Participant” shall mean an Associate who participates in the Plan.

          (q) “Payment Account” shall mean such book entry account as may be established by the Company (or its designee) in accordance with the Plan to reflect a Participant’s payments hereunder.

          (r) “Plan” shall mean this Build-A-Bear Workshop, Inc. 2004 Associate Stock Purchase Plan.

          (s) “Purchase Price” shall mean 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided, that, in no event shall the Purchase Price be less than $0.01 per share and further provided however, that the Purchase Price may be adjusted by the Board pursuant to Section 20.

          (t) “Reserves” shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

          (u) “Spouse” shall mean the legal husband, wife or domestic partner of the Participant as determined pursuant to the laws of the state in which the Participant resides.

          (v) “Stock Account” shall mean such account as may be established by the Company (or its designee) in accordance with the Plan to hold Common Stock purchased by a Participant under the Plan.

          (w) “Subsidiary” shall mean any corporation other than Build-A-Bear Workshop, Inc., in an unbroken chain of corporations beginning with Build-A-Bear Workshop, Inc. if, at the time of granting an option under the Plan, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          (x) “Trading Day” shall mean a day on which national stock exchanges and the Nasdaq System are open for trading.

3. Eligibility.

          (a) Any Associate, as defined in Section 2(a), who shall be employed by the Company on a given Enrollment Date shall be eligible to participate in the Plan.

          (b) Any provisions of the Plan to the contrary notwithstanding, no participant shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such participant (or any other person whose stock would be attributed to such participant pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of Build-A-Bear Workshop, Inc. or of any Subsidiary, or (ii) to the extent that his or her rights to purchase stock under all employee (or associate) stock purchase plans of Build-A-Bear Workshop, Inc. and its Subsidiaries accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4. Offering Periods. The Plan shall be implemented by the Initial Offering Period (described in Section 27(d)) followed by consecutive Offering Periods with a new Offering Period commencing on the first Trading Day on or after the first day of each calendar quarter and ending on the last day of each such calendar quarter, or on such other date as the Board (or a committee of the Board) shall determine, and continuing thereafter until terminated in accordance with Section 20 hereof. The Board (or a committee of the Board) shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter.

5. Participation.

An eligible Associate may become a Participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form of Exhibit A to this Plan and filing it with his or her Employer’s Human Resources Department at least fifteen (15) calendar days prior to the applicable Enrollment Date or by such other date as the Board may prescribe. Participation in the Plan (after the Initial Offering Period) shall be voluntary.

          (a) Payroll deductions for a Participant shall commence on the first day of the first full payroll period coincident with or next following the Enrollment Date and shall continue thereafter throughout each Offering Period to which such authorization is applicable, and, to the extent any payroll period for which payroll deductions are authorized to be made by a Participant continues after the last Exercise Date in an Offering Period, payroll deductions made with respect to such payroll period shall be retained in the Participant’s account for the subsequent Offering Period, unless suspended or terminated by the Participant to the extent permitted as provided in Section 10.

          (b) During a leave of absence approved by the Associate’s Employer and meeting the requirements of Treasury Regulation Section 1.421-7(h)(2), a Participant may continue to participate in the Plan by making cash payments to the Employer on each pay day equal to the amount of the Participant’s payroll deductions under the Plan for the pay day immediately preceding the first day of such Participant’s leave of absence. If a leave of absence is unapproved or fails to meet the requirements of Treasury Regulation Section 1.421-7(h)(2), the Participant will cease automatically to be an Associate and will be subject to the provisions of Section 11 accordingly. In such event, the Company will automatically cease to make contributions for such Participant under the Plan.

6. Payroll Deductions.

At the time a Participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount (a) not less than the greater of (i) ten dollars ($10.00) per paycheck or (ii) one percent (1%) of the Compensation which he or she receives during the Offering Period and (b) not exceeding fifteen percent (15%) of such Compensation. Except for the foregoing sentence, all eligible Associates shall have the same rights and privileges under the Plan.

All payroll deductions made for a Participant shall be credited to his or her account under the Plan and shall be withheld in whole percentages only. A Participant may not make any additional payments into such account.

          (a) Provided a Participant continues to be an employee of an Employer for tax purposes, the Participant’s subscription agreement shall remain in effect for successive Offering Periods unless modified or suspended or terminated as provided in Section 10 hereof. A Participant may increase or decrease the rate of his or her payroll deductions with respect to a subsequent Offering Period by filing a new subscription agreement, provided that such subscription agreement is received by his or her Employer at least ten (10) business days prior to such Offering Period and the Participant is an eligible Associate as defined in Section 2(a) as of the Enrollment Date of such Offering Period. A Participant may suspend or discontinue his or her participation in the Plan as provided in Section 10 hereof, effective at the time described in Section 10.

          (b) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a Participant’s payroll deductions may be decreased to zero percent (0%) at any time during an Offering Period. Payroll deductions shall recommence at the rate provided in such Participant’s subscription agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 10 hereof.

          (c) At the time the option is exercised, in whole or in part, or at the time some or all of the Common Stock issued under the Plan is disposed of, the Participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Participant.

7. Grant of Option. On the Enrollment Date of each Offering Period, each Participant participating in such Offering Period shall be granted an option to purchase on each Exercise Date of such Offering Period (at the applicable Purchase Price) up to a number of shares of the Common Stock determined by dividing such Participant’s payroll deductions accumulated prior to such Exercise Date and retained in the Participant’s account as of the Exercise Date by the applicable Purchase Price; provided that in no event shall a Participant be permitted to purchase for each calendar year in which the option is outstanding, more than the number of shares obtained by dividing $25,000 by the Fair Market Value of a share of the Common Stock (subject to any adjustment pursuant to Section 19) on the Enrollment Date, and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 13. Exercise of the option shall occur as provided in Section 8, unless the Participant has withdrawn pursuant to Section 10. The option shall expire on the last day of the Offering Period.

8. Exercise of Option.

          (a) Unless a Participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option shall be purchased for such Participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account; except that, if Stock Accounts are established under which fractional shares can be accounted for, fractional shares may be credited to such Participant’s Stock Account. In the event that fractional shares cannot be purchased and accounted for, as determined by the Company, no fractional shares shall be purchased; any payroll deductions accumulated in a Participant’s account which are not sufficient to purchase a full share shall be retained in the Participant’s account for the subsequent Exercise Date, subject to earlier withdrawal by the Participant as provided in Section 10. Notwithstanding anything herein to the contrary, any payroll deductions applicable to a payroll period beginning before an Exercise Date and ending after such Exercise Date shall be retained in the Participant’s account for the subsequent Exercise Date, subject to earlier withdrawal as provided in Section 10. Any other monies left over in a Participant’s account after the Exercise Date shall be returned to the Participant. During a Participant’s lifetime, a Participant’s options are exercisable only by him or her.

          (b) If the Board determines that, on a given Exercise Date, the number of shares with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of shares available for sale under the Plan on such Exercise Date, the Board may in its sole discretion (x) provide that the Company shall make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants exercising options to purchase Common Stock on such Exercise Date, and continue all Offering Periods then in effect, or (y) provide that the Company shall make a pro rata allocation of the shares available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants exercising options to purchase Common Stock on such Exercise Date, and terminate any or all Offering Periods then in effect pursuant to Section 20 hereof. The Company may make pro rata allocation of the shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date. The balance of the amount credited to the account of each Participant which has not been applied to the purchase of shares of Common Stock shall be paid to such Participant in one lump sum in cash as soon as reasonably practicable after the Exercise Date, without any interest thereon.

9. Accounts. A Payment Account shall be established to record the amount of a Participant’s payments made hereunder and any cash amount carried forward to a subsequent Offering Period. All payments by each Participant shall be credited to such Participant’s Payment Account pending the purchase of Common Stock in accordance with the provisions of the Plan. A Stock Account may also be established to hold Common Stock purchased by a Participant under the Plan. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall credit to each Participant’s Stock Account, as appropriate, the shares purchased upon exercise of such Participant’s option.

10. Suspension and Withdrawal.

          (a) During an Offering Period, a Participant may suspend all but not less than all of the payroll deductions he or she elected to be credited to his or her account under the Plan by giving written notice to his or her Employer in the form of Exhibit B to this Plan ten (10) days before the first day of the first full payroll period to which it shall apply, and no further payroll deductions for the purchase of shares shall be made, until the Participant elects to reinstate his or her payroll deductions. Upon any such suspension, all of the Participant’s payroll deductions credited to his or her account (and not yet used to purchase Common Stock) shall remain credited in the Participant’s account and applied toward his or her option for the purchase of shares as provided herein, unless the Participant withdraws from the Plan. Following any such suspension, a Participant may reinstate payroll deductions as described in Section 6 for a subsequent Offering Period by giving written notice to his or her Employer in the form of Exhibit B to this Plan at least ten (10) days prior to the first day of the Offering Period to which it shall apply.

          (b) A Participant may withdraw all but not less than all of the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan by giving written notice to his or her Employer in the form of Exhibit B to this Plan (but in no event prior to the effectiveness of the registration statement with respect to shares of the Common Stock filed with the Securities and Exchange Commission), provided that such notification is received by such Employer at least ten (10) business days prior to the Exercise Date. All of the Participant’s payroll deductions credited to his or her account (and not yet used to purchase Common Stock) shall be paid to such Participant promptly after receipt of timely notice of withdrawal and such participant’s option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. In the event that a Participant notifies his or her Employer within the ten (10) business day period prior to the Exercise Date, the Participant will be withdrawn from participation in the next following Offering Period. If a Participant withdraws from an Offering

Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the Participant is an eligible Associate as defined in Section 2(a) as of the Enrollment Date of such Offering Period and the Participant timely delivers to his or her Employer a new subscription agreement.

A Participant may request a distribution of all or any portion of any shares credited to his or her account under the Plan by giving written notice to his or her Employer in the form of Exhibit B to this Plan; provided that, shares held in his or her Stock Account shall not be distributed from the Stock Account before the earlier of (i) a sale of such shares or (ii) as soon as administratively practicable following a written request for delivery of such shares to his or her Employer after the expiration of the Disqualifying Disposition Period with respect to the applicable shares. After any such request for distribution of shares, any fractional shares credited to a Participant’s account shall be payable to the Participant in an equivalent amount in cash as soon as administratively practicable following the Disqualifying Disposition Period.

          (c) A Participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the Participant withdraws. Notwithstanding the foregoing a Participant shall withdraw from an Offering Period if he or she makes a hardship withdrawal from any Employer 401(k) Plan if such 401(k) Plan so provides. Such Participant shall thereafter be suspended from participating in this Plan in accordance with the terms of such 401(k) Plan.

11. Termination of Employment.

     Upon a Participant ceasing to be an Associate, for any reason, the payroll deductions credited to such Participant’s account during the Offering Period and the payroll deductions to be credited to such Participant’s account from his or her final paycheck but not yet used to exercise the option shall remain credited or be credited, as applicable, in the Participant’s account and applied toward his or her option for the purchase of shares as provided herein, unless the Participant (or, in the event of death, the beneficiary under Section 15) withdraws from the Plan and provided that the Participant is an employee of the Employer for tax purposes at all times during the period beginning with the date of the granting of the option and ending on the day three (3) months before the Exercise Date. The preceding sentence notwithstanding, a Participant who receives payment in lieu of notice of termination of employment shall be treated as continuing to be an Associate for the Participant’s customary number of hours per week of employment during the period in which the Participant is subject to such payment in lieu of notice.

     Upon a Participant ceasing to be an Associate, for any reason, a certificate representing shares of Common Stock credited to the Participant’s account, if any, shall be delivered to such Participant, or in the case of his or her death, to the person or persons entitled thereto under Section 15 hereof, as soon as administratively practicable following the earlier of (i) a sale of such shares or (ii) a written request for delivery of such shares to his or her Employer after the expiration of the Disqualifying Disposition Period with respect to the applicable shares. Upon a Participant ceasing to be an Associate, any fractional shares credited to a Participant’s account shall be payable to the Participant in an equivalent amount in cash as soon as administratively practicable following the Disqualifying Disposition Period.

12. Interest. No interest shall accrue on the payroll deductions of a Participant in the Plan.

13. Stock.

          (a) The Common Stock subject to issuance under the terms of the Plan shall be authorized but unissued shares, previously issued shares reacquired and held by the Company, or shares acquired on the public market. Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof (including any changes effected prior to the effectiveness of the Registration Statement), the maximum number of shares of the Common Stock which shall be made available for sale under the Plan shall be one million (1,000,000) shares.

          (b) The Participant shall have no interest or voting right in shares covered by his or her option until such option has been exercised.

          (c) Shares to be delivered to a Participant or credited to any Stock Account on behalf of such Participant under the Plan shall be registered in the name of the Participant or, if so requested by the Participant, in the name of the Participant and his or her Spouse.

14. Administration. The Plan shall be administered by the Board or a committee of members of the Board appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties.

15. Designation of Beneficiary.

          (a) A Participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant’s account(s) under the Plan in the event of such participant’s death. If a Participant is married and the designated beneficiary is not the Spouse, spousal consent shall be required for such designation to be effective.

          (b) Such designation of beneficiary may be changed by the Participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion and in full satisfaction of its obligations with respect to such Participant, may deliver such shares and/or cash to the Spouse or to any one or more dependents or relatives of the Participant, or if no Spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

16. Transferability. Neither payroll deductions credited to a Participant’s account nor any option or rights with regard to the exercise of an option may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10.

17. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

18. Reports. Individual accounts shall be maintained for each Participant. Statements of account shall be given to Participants at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

19.	Adjustments upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.

          (a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the Reserves, the maximum number of shares each Participant may purchase, as well as the price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

          (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of Build-A-Bear Workshop, Inc., the Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board (or a committee of the Board). The New Exercise Date shall be before the date of Build-A-Bear Workshop, Inc.’s proposed dissolution or liquidation. The Board (or a committee of the Board) shall notify each Participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10 hereof.

          (c) Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, any Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”) and any Offering Period then in progress shall end on the New Exercise Date. The New Exercise Date shall be before the date of the Company’s proposed sale or merger. The Board shall notify each Participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10.

20. Amendment or Termination.

          (a) The Board (or a committee of the Board) may at any time and for any reason terminate or amend the Plan. Except as provided in Section 19, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board (or a committee of the Board) on any Exercise Date if the Board (or a committee of the Board) determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 19 and this Section 20, no amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain stockholder approval in such a manner and to such a degree as required.

          (b) Without stockholder consent and without regard to whether any Participant rights may be considered to have been “adversely affected,” the Board (or a committee of the Board) shall, in its absolute discretion, be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, increase or decrease the maximum number of shares of Common Stock a Participant may purchase, subject to the limits of Section 7, during each Offering Period, establish and/or modify time frames, forms and procedures with respect to administration of the Plan, and establish such other limitations or procedures as the Board (or a committee of the Board) determines in its sole discretion advisable which are consistent with the Plan.

          (c) In the event the Board (or a committee of the Board) determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board (or a committee of the Board) may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

               (i) altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

               (ii) shortening any Offering Period so that Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the action of the Board (or a committee of the Board); and

               (iii) allocating shares.

     Such modifications or amendments shall not require stockholder approval or the consent of any Plan Participants.

21. Notices. All notices or other communications by a Participant to the Company or any Employer under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with this Plan and all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

23. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company; provided, however, the Plan shall not become effective until the effective date of Build-A-Bear Workshop, Inc.’s initial public offering pursuant to a registration statement filed with the Securities and Exchange Commission and the filing and effectiveness of a Form S-8 registration statement with respect to the offer of Build-A-Bear Workshop, Inc. securities under the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 20.

24. Equal Rights and Privileges. All Associates of the Company will have equal rights and privileges under the Plan so that the Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code or applicable Treasury regulations thereunder. Any provision of the Plan that is inconsistent with Section 423 or applicable Treasury regulations will, without further act or amendment by the Company or the Board, be reformed to comply with the equal rights and privileges requirement of Section 423 or applicable Treasury regulations.

25. No Employment Rights. Nothing in the Plan shall be construed to give any person (including any Associate or Participant) the right to remain in the employ of the Company, or a Subsidiary or to affect the right of the Company, or any Subsidiary to terminate the employment of any person (including any Associate or Participant) at any time, with or without cause.

26. Notice of Disposition of Shares. Each Participant shall give prompt notice to the Company of any disposition or other transfer of any shares of Common Stock purchased upon exercise of an option if such disposition or transfer is made: (a) within two (2) years from the Enrollment Date of the Offering Period in which the shares were purchased or (b) within one (1) year after the Exercise Date on which such shares were purchased. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Participant in such disposition or other transfer.

27. Initial Offering Period. The provisions of this Section 27 shall apply during the Initial Offering Period to the extent that any other provision in the Plan may be inconsistent with this Section during such Initial Offering Period.

          (a) “Associate” shall mean any individual (i) who is an employee of an Employer for tax purposes, (ii) who, as of the Enrollment Date of the Initial Offering Period, has been employed by such employer for at least thirty (30) days, and (iii) whose customary employment with such Employer during the thirty (30)-day period ending on such Enrollment Date is at least twenty (20) hours per week and more than five (5) months in any calendar year (or, if not an employee of an Employer for at least five months as of the Enrollment Date, whose job description requires customary employment with such Employer for more than five (5) months in any calendar year). An individual who is an Associate on such Enrollment Date will continue to be an Associate under the Plan thereafter, provided that he or she remains an employee of an Employer for tax purposes, and, following any termination of employment of such individual, he or she will immediately become an Associate again upon his or her rehire as an employee of an Employer for tax purposes.

          (b) “Exercise Date” shall mean the last Trading Day coincident with or immediately preceding each of March 31, 2005, June 30, 2005 and September 30, 2005.

          (c) “Fair Market Value” shall mean, for purposes of the Enrollment Date of the Initial Offering Period under the Plan, the initial price to the public as set forth in the final prospectus included within the registration statement in Form S-1 filed with the Securities and Exchange Commission for the initial public offering of the Common Stock (the “Registration Statement”).

          (d) “Offering Periods” shall mean the period described in this Section 27(d) during which an option granted pursuant to the Plan may be exercised. The Plan shall be implemented by an Initial Offering Period that shall commence with the first Trading Day coincident with or next following the date on which the Securities and Exchange Commission declares Build-A-Bear Workshop, Inc.’s Registration Statement effective and terminate on the last Trading Day coincident with or immediately preceding September 30, 2005. Thereafter, the first Offering Period shall continue as described in Section 4 with the next subsequent Offering Period to commence on the first Trading Day on or after October 1, 2005 and terminate on the last Trading Day in the period ending on the last day of the fiscal quarter that includes October 1, 2005.

          (e) “Purchase Price” with respect to the Initial Offering Period shall mean the Fair Market Value of a share of Common Stock on the Enrollment Date or 85% of the Fair Market Value of a share of Common Stock on the Exercise Date, whichever is lower; provided, that, in no event shall the Purchase Price be less than $0.01 per share. For purposes of this Section, “Fair Market Value” shall have the meaning set forth in Section 27(c) with respect to the Enrollment Date of the Initial Offering Period under the Plan.

          (f) Section 5, Participation, is modified as follows: Immediately before the effectiveness of the Plan’s Form S-8 registration statement, all eligible Associates shall be automatically enrolled in the Initial Offering Period under the Plan to the extent of fifteen percent (15%) of their Compensation; provided, however, that no employee will be offered participation in the Plan, nor shall any employee be permitted to take any action or make any commitment regarding the Plan, before the Company files such Form S-8.

          (g) Section 6, Payroll Deduction, is modified as follows: During the Initial Offering Period, no payroll deduction will be made unless a Participant files a supplemental enrollment form within 15 days after written notice to Participants of the effectiveness of a Form S-8 registration statement covering the Common Stock and filed under the Securities Act of 1933, as amended. In that case, payroll deductions may become effective no earlier than the first day of the first pay period after the effectiveness of Build-A-Bear Workshop, Inc.’s initial public offering registration statement, but in no event before the Company’s receipt of such supplemental enrollment form. In the Initial Offering Period only, a Participant may increase or decrease his or her level of participation in the initial supplemental enrollment form and one time thereafter by filing a subscription agreement designating a higher or lower percentage of compensation in accordance with the terms of Section 6; provided, however, that no Participant shall be permitted to take any such action or make any commitment regarding the Plan before the Company files Form S-8 as described in Section 27(f). Further, in the Initial Offering Period only, a Participant may purchase shares of Common Stock in accordance with his or her designated level of participation per Section 27(f) by making a lump sum cash payments prior to the applicable Exercise Date(s) during such Offering Period. The Participant’s annual payroll deductions, when combined with his or her lump sum cash payments, may not exceed 15% of the Participant’s Compensation.

          (h) Section 10, Suspension and Withdrawal, is modified as follows: In the Initial Offering Period, Participants may suspend payroll deductions as described in Section 10 and may be deemed to withdraw from the Plan with the consequences described in Section 10, by declining or failing to send timely payment for the shares on or before the last Exercise Date of the Initial Offering Period.